Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES FIRST QUARTER 2017 RESULTS

NEW YORK - (BUSINESS WIRE) – May 1, 2017 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended March 31, 2017:

FIRST QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $121 million, or $0.42 per diluted share

▪	Core Earnings of $155 million, or $0.54 per diluted share*

▪	Common dividend of $148 million, or $0.48 per share

	Q1 2017	Q4 2016
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.42	$0.90
GAAP Net Income	$121 million	$225 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$0.54	$0.62
Core Earnings*	$155 million	$155 million

NRZ Common Dividend:
Common Dividend per Share**	$0.48	$0.46
Common Dividend	$148 million	$115 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 288,241,188 weighted average diluted shares during the quarter ended March 31, 2017, and 251,299,730 weighted average diluted shares during the quarter ended December 31, 2016.

First Quarter 2017 & Subsequent Highlights:

w	Mortgage Servicing Rights (“MSRs”) -

▪
New Residential acquired or agreed to acquire MSRs totaling approximately $176 billion UPB for an aggregate purchase price of approximately $1.6 billion. (1) In addition, to further enhance liquidity, NRZ secured $800 million of MSR financings in the first quarter.

▪	In March 2017, New Residential acquired approximately $92.5 billion UPB of seasoned Agency MSRs from CitiMortgage, Inc. (“Citi”) for a purchase price of approximately $906 million. (2)

w	Servicer Advances -

▪	During and after first quarter 2017, New Residential continued to improve funding by securing fixed-rate financing, lowering cost of funds and extending maturities.

▪
In February 2017, New Residential issued $400 million of four-year fixed rate term notes. In addition, during the quarter, the Company refinanced $1.65 billion of debt from floating rate to fixed rate.

w	Non-Agency Securities & Call Rights -

▪
In the first quarter of 2017, New Residential continued to execute its deal collapse strategy by executing clean-up calls on 45 seasoned, Non-Agency RMBS deals with an aggregate UPB of approximately $1.2 billion. In addition, the Company completed a $773 million Non-Agency loan securitization in March 2017 and a $668 million Non-Agency loan securitization in April 2017.

▪
During the quarter, the Company continued growing its Non-Agency securities portfolio as part of its effort to accelerate its call rights strategy. New Residential purchased $2.1 billion face value of Non-Agency RMBS, increasing net equity by $260 million to approximately $1.3 billion as of the end of first quarter 2017.

w	Other Notable Events -

▪	Dividend - New Residential increased its first quarter 2017 dividend to $0.48 per share, up from $0.46 per share in fourth quarter 2016.

▪	Equity Offering - New Residential raised $834 million of net proceeds in February 2017 to help fund the Citi MSR purchase and other investments.

1)
Includes MSR purchases NRZ made in the first quarter of 2017 as well as NRZ’s $67 billion UPB MSR purchase from PHH, which was agreed on December 28, 2016 and has not yet settled. The PHH purchase remains subject to (i) PHH shareholder approval, (ii) GSE and other regulatory approvals and (iii) certain customary closing conditions.

2)
Stated final purchase price and UPB are different from the previously estimated values in New Residential’s fourth quarter and full year 2016 earnings release due to certain contractual adjustments such as amortization of the UPB of the MSR portfolio.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Monday, May 1, 2017 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential First Quarter 2017 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, May 15, 2017 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “13927972.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)

Interest income	$292,538	$326,834
Interest expense	98,229	95,023
Net Interest Income	194,309	231,811

Impairment
Other-than-temporary impairment (OTTI) on securities	2,112	2,426
Valuation and loss provision on loans and real estate owned	17,910	35,871
	20,022	38,297

Net interest income after impairment	174,287	193,514
Servicing revenue, net	40,602	118,169
Other Income
Change in fair value of investments in excess mortgage servicing rights	821	17,100
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(244)	7,918
Change in fair value of investments in servicer advances	2,559	(12,096)
Gain on consumer loans investment	-	-
Gain on remeasurement of consumer loans investment	-	-
Gain (loss) on settlement of investments, net	(13,674)	(4,510)
Other income (loss), net	6,844	15,025
	(3,694)	23,437

Operating Expenses
General and administrative expenses	11,827	10,488
Management fee to affiliate	13,074	11,058
Incentive compensation to affiliate	12,460	28,997
Loan servicing expense	13,376	13,964
Subservicing expense	17,704	7,832
	68,441	72,339

Income Before Income Taxes	142,754	262,781
Income tax expense (benefit)	5,596	20,716
Net Income	$137,158	$242,065
Noncontrolling Interests in Income of Consolidated Subsidiaries	$15,780	$16,908
Net Income Attributable to Common Stockholders	$121,378	$225,157

Net Income Per Share of Common Stock
Basic	$0.42	$0.90
Diluted	$0.42	$0.90

Weighted Average Number of Shares of Common Stock Outstanding
Basic	286,600,324	250,773,117
Diluted	288,241,188	251,299,730

Dividends Declared per Share of Common Stock	$0.48	$0.46

Condensed Consolidated Balance Sheets
($ in thousands)
	March 31, 2017	December 31, 2016
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,369,341	$1,399,455
Excess mortgage servicing rights, equity method investees, at fair value	185,870	194,788
Mortgage servicing rights, at fair value	1,694,792	659,483
Servicer advances, at fair value	5,037,172	5,706,593
Real estate securities, available-for-sale	5,938,743	5,073,858
Residential mortgage loans, held-for-investment	182,939	190,761
Residential mortgage loans, held-for-sale	1,058,184	696,665
Real estate owned	79,331	59,591
Consumer loans, held-for-investment	1,679,818	1,799,486

Cash and cash equivalents	236,557	290,602
Restricted cash	158,373	163,095
Trades receivable	1,857,537	1,687,788
Deferred tax asset, net	147,866	151,284
Other assets	403,464	326,080
	$20,029,987	$18,399,529

Liabilities and Equity

Liabilities
Repurchase agreements	$6,277,636	$5,190,631
Notes and bonds payable	7,557,578	7,990,605
Trades payable	1,446,276	1,381,968
Due to affiliates	23,119	47,348
Dividends payable	147,520	115,356
Accrued expenses and other liabilities	276,098	205,444
	15,728,227	14,931,352

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 307,334,117 and 250,773,117 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	3,073	2,507
Additional paid-in capital	3,755,558	2,920,730
Retained earnings	184,361	210,500
Accumulated other comprehensive income (loss)	159,120	126,363
Total New Residential stockholders’ equity	4,102,112	3,260,100
Noncontrolling interests in equity of consolidated subsidiaries	199,648	208,077
Total Equity	4,301,760	3,468,177
	$20,029,987	$18,399,529

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME
New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. In the second quarter of 2015, the Company modified its definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. In the fourth quarter of 2015, the Company modified its definition of core earnings to limit accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company made the modification in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion it would have expected to earn on such bonds had the call rights not been exercised.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended
	March 31, 2017	December 31, 2016
Net income attributable to common stockholders	$121,378	$225,157
Impairment	20,022	38,297
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	(821)	(17,100)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	244	(7,918)
Change in fair value of investments in servicer advances	(2,559)	12,096
Gain on consumer loans investment	-	-
Gain on remeasurement of consumer loans investment	-	-
(Gain) loss on settlement of investments, net	13,674	4,510
Unrealized (gain) loss on derivative instruments	(4,326)	(14,278)
Unrealized (gain) loss on other ABS	(758)	2,096
(Gain) loss on transfer of loans to REO	(6,634)	(3,696)
(Gain) loss on transfer of loans to other assets	(212)	83
Gain on Excess MSR recapture agreements	(627)	(614)
Other (income) loss	5,713	1,383
Total Other Income Adjustments	3,694	(23,438)

Other Income and Impairment attributable to non-controlling interests	(10,253)	(16,333)
Change in fair value of investments in mortgage servicing rights	759	(103,679)
Non-capitalized transaction-related expenses	2,652	1,472
Incentive compensation to affiliate	12,460	28,997
Deferred taxes	3,418	21,848
Interest income on residential mortgage loans, held-for sale	3,677	5,706
Limit on RMBS discount accretion related to called deals	-	(23,990)
Adjust consumer loans to level yield	(5,020)	(5,071)
Core earnings of equity method investees:
Excess mortgage servicing rights	2,078	5,975
Core Earnings	$154,865	$154,941

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the Company’s ability to close the PHH transaction. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150